EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this amendment to Schedule 13D. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date: 08/11/2026

/s/ Harlan B. Korenvaes
HARLAN B. KORENVAES

SPRUCE Trust
/s/ Harlan B. Korenvaes
By: HARLAN B. KORENVAES, Trustee